Exhibit 77(a)(4)


                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

            ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:


Old Name                                  New Name
--------                                  --------

ING Davis Venture Value Portfolio -       ING Davis New York Venture Portfolio -
Initial Class                             Initial Class

ING Davis Venture Value Portfolio -       ING Davis New York Venture Portfolio -
Adviser Class                             Adviser Class

ING Davis Venture Value Portfolio -       ING Davis New York Venture Portfolio -
Service Class                             Service Class

            SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on July 12, 2007.

            THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

            FOURTH: The foregoing amendment shall be effective on August 20, 2007.

      The undersigned Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary and witnessed by its Secretary on this 20th day of August, 2007.

WITNESS:                              ING PARTNERS, INC.


/s/ Huey P. Falgout, Jr.              /s/ Todd Modic
-----------------------------         ---------------------------
Huey P. Falgout, Jr.                  Todd Modic
Secretary                             Senior Vice President, Chief/Principal
                                      Financial Officer and Assistant Secretary